Number

VSURANCE, INC.

Shares

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON VOTING STOCK
FULLY PAID AND NON-ASSESSABLE

CUSIP 92909P 103
PAR VALUE: $0.001

COMMON VOTING STOCK
FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT

IS THE REGISTERED HOLDER OF SPECIMEN

SHARES OF THE COMMON STOCK OF VSURANCE, INC., a Nevada Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of the Certificate properly endorsed. Witness the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

Not Valid Unless
Initialed by Transfer Agent
By: Authorized Initial
Madison Stock Transfer Inc
P. O. Box 145
Brooklyn, N.Y. 11229

PRESIDENT
Joel D Clendening

VSURANCE, INC.
Corporate Seal
NEVADA

SECRETARY
Malcolm L Pollard